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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF KENSEY NASH CORPORATION



Kensey Nash Holding Company
108 Webster Building
3411 Silverside Road
Wilmington, DE  19810



Kensey Nash Europe GmbH
Mergenthalerallee 79-81
D-65760 Eschborn
Germany